EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-34702, 333-31354 and 333-75649 on Form S-3 and Registration Statement No. 333-108483 on Form S-1 and Registration Statement Nos. 33-44752, 33-97468, 333-13283, 333-48768, 333-48772, 333-50357, 333-71011, 333-72988, 333-89573, 333-89575, 333-107206, 333-107208, 333-109376 and 333-124269 on Form S-8 of our report dated June 14, 2006 (August 14, 2006 as to the effects of the restatement discussed in Note 19), relating to the financial statements of Alkermes, Inc. (which includes an explanatory paragraph regarding the adoption of DIG Issue B-39 and the restatement of the financial statements discussed in Note 19) and our report on management’s report on internal control over financial reporting, dated June 14, 2006 (August 14, 2006 as to the effect of the material weakness described in Management’s Report on Internal Control over Financial Reporting (as revised)), appearing in this Annual Report on Form 10-K/A of Alkermes, Inc. and subsidiaries for the year ended March 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 14, 2006